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                                                                EXHIBIT 3(ii)(1)

                         PRINCETON TELECOM CORPORATION
                           __________________________

                           AMENDED & RESTATED BY-LAWS
                           _________________________
                                October 20, 1998

                                   ARTICLE I
                                    Offices
                                    -------

          1.01.  Registered Office.  The registered office shall be established
                 -----------------
and maintained at 229 South State Street in the County of Kent in the State of Delaware.

          1.02.  Other Offices.  The Corporation may have other offices at such
                 -------------
other places within and without the State of Delaware as the Board of Directors may from time to time appoint or as the business of the Corporation may require.

                                   ARTICLE II
                            Meetings of Shareholders
                            ------------------------

          2.01.  Place of Meetings.  All meetings of the shareholders shall be
                 -----------------
held at such place, within or without the State of Delaware, as the directors may, from time to time fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the Corporation's principal place of business.

          2.02.  Annual Meeting.  An annual meeting of the shareholders of the
                 --------------
Corporation shall be held on the date and at the time fixed, from time to time, by the directors provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting.

          2.03.  Special Meetings.  Special meetings of shareholders may be
                 ----------------
called by the President whenever he deems it necessary or advisable, and shall be called by the President or the Secretary upon the written request of majority of the entire Board of Directors or of the holders of the shares of the Corporation entitled to vote at such meeting.

          2.04.  Notice of Meetings.  Written notice of all meetings stating the
                 ------------------
place, date and hour of the meeting shall be given personally or by mail to each shareholder entitled to vote at such meeting, not less than ten nor more than sixty days before the date of the meeting. Notice of each special meeting shall state the purpose or purposes for which the meeting is called and shall indicate that it is being called by or at the direction of the person or persons calling the meeting. If mailed, a notice of meeting shall be deemed given when deposited in the United States mail, with postage prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or at such other address for mailing of notices as any shareholder may in writing file with the Secretary of
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the Corporation. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice before or after the meeting. The attendance of a shareholder at a meeting without protesting prior to its conclusion the lack of notice of such meeting shall constitute a waiver of notice by him.

          2.05.  Record Date for Shareholders.  For the purpose of determining
                 ----------------------------
the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights or for the purpose of any other action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.
If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders entitled to express consent to or dissent from any proposal without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent or dissent, as the case may be, is expressed; and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          2.06.  Proxy Representation.  Every shareholder may authorize another
                 --------------------
person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting or expressing consent or dissent without a meeting. Every proxy must be signed by the shareholder or by his attorney-in-fact. No proxy shall be valid after the expiration of three years from the date thereof unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as may be otherwise provided by law.

          2.07.  Voting at shareholders' Meetings.  Each outstanding share of
                 --------------------------------
stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Directors shall be elected by the vote of the holders of a plurality of the shares present at a meeting and entitled to vote in the election. Unless otherwise provided by statute, any other corporate
action shall be authorized by the vote of the holders of   majority of the
shares present at a meeting of shareholders and entitled to vote thereon.
Voting need not be by ballot.

          2.08.     Quorum and Adjournment. Unless otherwise provided by
                    ----------------------
statute, the holders of a majority of the shares of the Corporation shall constitute a quorum for the transaction of any business. When a quorum is once present to organize a meeting, it shall not be broken by the subsequent withdrawal of any shareholders. If a quorum is not present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until

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a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

          2.09.  List of Shareholders.  The officer who has charge of the record
                 --------------------
of shareholders of the Corporation shall prepare, make and certify, at least ten days before every meeting of shareholders, a complete list of the shareholders, as of the record date fixed for such meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in each shareholder's name. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the principal office of the Corporation or at a place within the city, municipality or community where the meeting is to be held, and shall be available for the examination of any share holder at the place and during the time of the meeting. If the right of any shareholder to vote at any meeting is challenged, the inspectors of election, if any, or the person presiding, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

          2.10.  Action Without Meeting. Unless otherwise provided by the
                 ----------------------
Certificate of Incorporation, whenever the vote of stockholders at an annual or special meeting of such stockholders is required or permitted to be taken in connection with any corporate action by any provisions of law, of the Certificate of Incorporation, or of these By-Laws, such action may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                                  ARTICLE III
                                   Directors
                                   ---------

         3.01. Number of Directors. The number of directors may be fixed from
               -------------------
time to time by action of a majority of the entire Board of Directors or of the shareholders at an annual or special meeting. The initial Board of Directors elected by the incorporator shall consist of two persons. No decrease in the number of directors shall shorten the term of any incumbent director.

         3.02.  Election and Term.   Each director shall be classified, with
                -----------------
respect to the time for which they severally hold office, into three classes, as nearly equal as possible, as determined by the Board of Directors, one class to be originally elected in 1998 for a term expiring at the annual meeting of shareholders to be held in 2001, another class to be originally elected in 1998 for a term expiring at the annual meeting of shareholders to be held in 2000, and another class to be originally elected in 1998 for a term expiring at the annual meeting of shareholders to be held in 1999, with each class to hold office until its successors is elected and qualified. At each annual meeting of the shareholders of the Corporation, the successors of the class of directors whose term expires at that annual meeting of shareholders held in the third year following the year of their election. Any directors elected to fill

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a vacancy on the Board of Directors or any newly created directorships resulting from any increase in the number of directors shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified.

         3.03.  Filling Vacancies, Resignation and Removal. Any director may be
                ------------------------------ -----------
removed, with or without cause, by vote of the shareholders. In the interim between annual meetings of shareholders or special meetings of shareholders called for the election or removal of one or more directors, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the resignation or removal of directors, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

         3.04.   Qualifications and Powers.  Each director shall be at least
                 -------------------------
eighteen years of age. A director need not be a shareholder, a citizen of the United States or a resident of the State of Delaware. The business of the Corporation shall be managed by the Board of Directors, subject to the provisions of the Certificate of Incorporation. In addition to the powers and authorities expressly conferred upon it by these By-laws, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done exclusively by the shareholders.

         3.05.  Regular and Special Meetings of the Board. The Board of
                ------------------------------- ---------
Directors may hold its meetings, regular or special, within or without the State of Delaware.

     The newly elected Board may meet at such place and time as shall be fixed by the vote of the shareholders at the annual meeting or by the consent in writing of all the directors for the purpose of organization or otherwise. No notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting provided a majority of the entire Board shall be present.

     Regular meetings of the Board may be held with or without notice at such time and place as shall from time to time be determined by resolution of the Board. Whenever the time or place of regular meetings of the Board shall have been determined by resolution of the Board, no regular meetings shall be held pursuant to any resolution of the Board altering or modifying its previous resolution relating to the time or place of the holding of regular meetings, without first giving at least three days written notice to each director, either personally or by telegram, or at least five days written notice to each director by mail, of the substance and effect of such new resolution relating to the time and place at which regular meetings of the Board may thereafter be held without notice.

     Special meetings of the Board shall be held whenever called by the President, a Vice-President, the Secretary or any director in writing. Notice of each special meeting of the Board shall be delivered personally to each director or sent by telegraph to his residence or usual place of business at least three days before the meeting, or mailed to him in his residence or usual place of business at least five days before the meeting.

     Meetings of the Board, whether regular or special, may be held at any time and place, and for

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any purpose, without notice, when all the directors are present or when all directors not present shall, in writing, waive notice of such meeting and such waiver may be given after the holding of such meeting. All or any of the directors may waive notice of any meeting and the presence of a director at any meeting of the Board shall be deemed a waiver of notice thereof by him. A notice, or waiver of notice, need not specify the purpose or purposes of any regular or special meeting of the Board.

         3.06. Quorum and Action.  A majority of the entire Board of Directors
               -----------------
shall constitute a quorum except that when a vacancy or vacancies prevents such majority, a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the entire Board. A majority of the directors present, whether or not they constitute a quorum, may adjourn a meeting to another time and place. Except as may be otherwise provided by these By-laws or by law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

         3.07. Telephonic Meetings.  Any member or members of the Board of
               -------------------
Directors, or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation in a meeting by such means shall constitute presence in person at such meeting.

         3.08.  Action Without a Meeting.  Any action required or permitted to
                ------------------------
be taken by the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of proceedings of the Board or committee.

         3.09. Compensation of Directors.  By resolution of the Board of
               -------------------------
Directors, the directors may be paid their expenses, if any, for attendance at each regular or special meeting of the Board or of any committee designated by the Board and may be paid a fixed sum for attendance at such meeting. In addition, directors may be paid an annual fee as may be fixed from time to time by the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor; provided, however, that directors who are also salaried officers shall not receive fees as directors.

                                   ARTICLE IV
                                   Committees
                                   ----------

         4.01.  In General.  The Board of Directors may, by resolution or
                ----------
resolutions passed by the affirmative vote of a majority of the entire Board, designate an Executive Committee and such other committees as the Board may from time to time determine, each to consist of one or more directors, and each of which, to the extent provided in the resolution or in the Certificate of Incorporation or in the By-laws, shall have all the powers of the Board, except that no such committee shall have power to fill vacancies in the Board, or to change the membership of or to fill vacancies in any committee, or to make, amend, repeal or adopt By-laws of the Corporation, or to submit to the

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shareholders any action that needs shareholder approval under these By-laws or the law, or to fix the compensation of the directors for serving on the Board or any committee thereof, or to amend or repeal any resolution of the Board which by its terms shall not be so amendable or repealable. Each committee shall serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

                                   ARTICLE V
                                    Officers
                                    --------

         5.01.  Designation, Term, Removal and Vacancies. The officers of the
                ----------------------------------------
Corporation shall be a President, one or more Vice presidents, a Secretary, a Treasurer, and such other officers as the Board of Directors may from time to time deem necessary. Such officers may have and perform the powers and duties usually pertaining to their respective offices, the powers and duties respectively prescribed by law and by these by-laws, and such additional powers and duties as may from time to time be prescribed by the Board. The same person may hold any two or more offices, except that the offices of President and Secretary may not be held by the same person unless all the issued and outstanding stock of the Corporation is owned by one person, in which instance such person may hold all or any combination of offices.

     The initial officers of the Corporation shall be appointed by the initial Board of Directors. Thereafter, the officers of the Corporation shall be appointed by the Board as soon as practicable after the election of the Board at the annual meeting of shareholders, and shall hold office until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been appointed and qualified; provided, however, that the Board of Directors may remove any officer at any time, with or without cause. Vacancies occurring among the officers of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

         5.02.  President.  The President shall preside at all meetings of the
                ---------
shareholders and at all meetings of the Board of Directors at which he may be present. Subject to the direction of the Board of Directors, he shall be the chief executive officer of the Corporation, and shall have general charge of the entire business of the Corporation. He may sign certificates of stock and sign and seal bonds, debentures, contracts or other obligations authorized by the Board, and may, without previous authority of the Board, make such contracts as the ordinary conduct of the Corporation's business requires. He shall have the usual powers and duties vested in the president of a corporation. He shall have power to select, appoint and remove all necessary officers and employees of the Corporation, except those selected by the Board of Directors, and make new appointments to fill vacancies. He may delegate any of his powers to a Vice President of the Corporation.

         5.03.  Vice President.  The Vice President or, if there be more than
                --------------
one, each Vice

                                       6
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President, shall have such of the President's powers and duties as the President may from time to time delegate to him, and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors. During the absence or incapacity of the President, the Vice President, or, if there be more than one, the Vice President designated by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers and be subject to all the responsibilities of the office of President.

         5.04.  Treasurer.  The Treasurer shall have custody of such funds and
                ---------
securities of the Corporation as may come to his hands or be committed to his care by the Board of Directors. Whenever necessary or proper, he shall endorse on behalf of the Corporation\\, \\for collection, checks, notes, or other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositories, approved by the Board of Directors, as the Board of Directors or President may designate. He may sign receipts or vouchers for payments made to the Corporation, and the Board of Directors may require that such receipts or vouchers shall also be signed by some other officer to be designated by them. Whenever required by the Board of Directors, he shall render a statement of his cash accounts and such other statements respecting the affairs of the Corporation as may be required. He shall keep proper and accurate books of account. He shall perform all acts incident to the office of Treasurer, subject to the control of the Board.

         5.05.  Secretary.  The Secretary shall have custody of the seal of the
                ---------
Corporation and when required by the Board of Directors, or when any instrument shall have been signed by the President or by any other officer duly authorized to sign the same, or when necessary to attest any proceedings of the shareholders or directors, shall affix it to any instrument requiring the same and shall attest the same with his signature, provided that the seal may be affixed by the President or any Vice President or other officer of the Corporation to any document executed by either of them respectively on behalf of the Corporation which does not require the attestation of the Secretary. He shall attend to the giving and serving of notices of meetings. He shall have charge of such books and papers as properly belong to his office or as may be committed to his care by the Board of Directors. He shall perform such other duties as appertain to his office or as may be required by the Board of Directors.

         5.06.  Delegation.  In case of the absence of any officer of the
                ----------
Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may temporarily delegate the powers or duties, or any of them, of such officer to any other officer or to any director.

                                   ARTICLE VI
                                     Shares
                                     ------

         6.01.  Certificates Representing Shares.  All certificates representing
                --------------------------------
shares of the Corporation shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, shall bear the seal of the Corporation and shall not be valid unless so signed and sealed. Certificates countersigned by a duly appointed transfer agent or registered by a duly appointed registrar shall be deemed to be so signed and sealed whether the signatures be manual or facsimile signatures and whether the seal be a facsimile seal or any other

                                       7
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form of seal. All certificates shall be consecutively numbered and the name of the person owning the shares represented thereby, his residence, with the number of such shares and the date of issue, shall be entered on the Corporation/'/s books. All certificates surrendered shall be canceled and no new certificates issued until the former certificates for the same number of shares shall have been surrendered and canceled, except as provided for herein.

         In case any officer who signed or whose facsimile signature was affixed to any certificate shall have ceased to be such officer before such certificate is issued, it nevertheless may be issued by the Corporation as if he were such officer at the date of its issuance.

     Any restrictions on the transfer or registration of transfer of any shares of any class or series shall be noted conspicuously on the certificate representing such shares.

         6.02.  Stolen, Lost or Destroyed Certificates. The Board of Directors
                --------------------------------------
may in its sole discretion direct that a new certificate for shares be issued in place of any certificate for shares issued by the Corporation alleged to have been stolen, lost or destroyed. When authorizing such issuance of a new certificate, the Board of Directors may, in its discretion, and as a condition precedent thereto, require the owner of such stolen, lost or destroyed certificate or his legal representatives to give the Corporation a bond in such sum as the Corporation may direct not exceeding double the value of the shares represented by the certificate alleged to have been stolen, lost or destroyed.

         6.03.  Transfers of Shares.  Upon compliance with all provisions
                -------------------
restricting the transferability of shares, if any, transfers of shares shall be made upon the books of the Corporation only by the holder in person or by his attorney thereunto authorized by power of attorney duly filed with the Secretary of the Corporation or with a transfer agent or registrar, if any, and upon the surrender and cancellation of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon. The Board of Directors may appoint one or more suitable banks or trust companies as transfer agents or registrars of transfers, for facilitating transfers of any class or series of shares of the Corporation by the holders thereof under such regulations as the Board of Directors may from time to time prescribe. Upon such appointment being made, all certificates of shares of such class or series thereafter issued shall be countersigned by one of such transfer agents or one of such registrars of transfers, and shall not be valid unless so countersigned.

                                  ARTICLE VII
                             Dividends and Finance
                             ---------------------

         7.01.  Dividends.  The Board of Directors shall have power to fix and
                ---------
determine and to vary, from time to time, the amount of the working capital of the Corporation before declaring any dividends among its shareholders, to determine the date or dates for the declaration and payment of dividends and the amount of any dividend, and the amount of any reserves necessary in their judgment before declaring any dividends among its shareholders, and to determine the amount of surplus of the Corporation from time to time available for dividends.

         7.02.  Fiscal Year.  The fiscal year of the Corporation shall be the
                -----------
calendar year.

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                                  ARTICLE VIII

         8.01.  Notices.  Whenever any notice is required by these By-laws to be
                -------
given, personal notice is required only if it is expressly so stated, and when not so expressly stated notice shall be deemed sufficient if given by depositing the same in a post office box in a sealed post-paid wrapper, addressed to the person entitled thereto at his last known post office address, and such notice shall be deemed to have been given on the day of such mailing.

          Any person may waive the right to receive any notice by signing a written waiver thereof.

          8.02.  Amendments.  Except as otherwise provided herein, these By-laws
                 ----------
may be altered, amended or repealed and new By-laws may be adopted by the shareholders or the Board of Directors. Notwithstanding the foregoing, the By-Laws may only be amended by the Board of Directors by unanimous vote or consent of the Board of Directors.

          8.03.  Seal.  The corporate seal shall have inscribed thereon the name
                 ----
of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." One or more duplicate dies for impressing such seal may be kept and used.

          8.04.  Indemnification of Corporate Agents.  To the fullest extent
                 -----------------------------------
permitted by Delaware law: (a) the Corporation shall indemnify any person made a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, against the reasonable expenses including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, or in connection with an appeal therein, except in relation to matters as to which such person is adjudged to have breached his duty to the Corporation; (b) the Corporation shall also indemnify any person made or threatened to be made a party to an action or proceeding other than one by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation and in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful; and (c) in the discretion of and to the extent authorized by the Board of Directors, the Corporation may indemnify any employee of the Corporation or his personal representatives under circumstances similar to those hereinabove set forth.

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